Exhibit 10.10

FORM OF INCENTIVE STOCK OPTION AGREEMENT

HARRY & DAVID HOLDINGS INC.

INCENTIVE STOCK OPTION AGREEMENT

Name of Optionee:

Date of Grant:

Expiration Date:

Number of Option Shares:

Option Price:	$

Right to Exercise:	The Option shall not be exercisable as of the Date of Grant. [Insert vesting schedule]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

HARRY & DAVID HOLDINGS INC.

By:
Name:
Title:

Optionee:

THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER, OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THIS STOCK OPTION AGREEMENT.

HARRY & DAVID HOLDINGS INC.

INCENTIVE STOCK OPTION AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the date of grant on the cover page hereof (the “Date of Grant”) by and between Harry & David Holdings Inc., a Delaware corporation (the “Company”), and the individual named on the cover page hereto (the “Optionee”).

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2004 Stock Option Plan (the “Plan”), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the “Option”) to purchase the number of shares of the Company’s Common Stock, $.01 par value per share, shown on the cover page hereof (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Option Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof subject to adjustment as provided on the cover page hereof and as hereinafter provided (the “Option Price”). The Option is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire on the 10th anniversary of the Date of Grant.

3. Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, the Option shall become exercisable as set forth on the cover page hereof. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Option Share pursuant to the Option. After the Optionee has exercised all or part of the Option in accordance with its terms and conditions, the Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to the Optionee upon such exercise.

Notwithstanding anything to the contrary in this Agreement, as a condition to exercising the Option (or any portion thereof) as provided above (other than as a result of a Change in Control) (as defined below), Optionee will become a party to and be bound by that certain Stockholders Agreement dated as of June 17, 2004 (the “Stockholders Agreement”), among the Company, U.S. Equity Partners II, LP, U.S. Equity Partners II (U.S. Parallel), LP, U.S. Equity Partners (Offshore) II, LP, Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd.

4. Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Optionee except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

5. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value per Common Share as determined by the Board. As a further condition precedent to the exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents which the Board or a Committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Option Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes and interest amount, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes and interest at the “applicable Federal rate” within the meaning of that term under Section 1274 of the Code, or any successor provision thereto, for the period from the date of exercise to the date of payment, on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business, to the extent permitted by law.

6. Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a) 120 days after the Optionee’s death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company;

(b) 90 days after the Optionee’s retirement under a retirement plan of the Company or one of its Subsidiaries at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at any earlier age with the consent of the Board;

(c) Except as provided on a case-by-case basis, 30 calendar days after the Optionee ceases to be an employee, advisor, or consultant of the Company and its Subsidiaries for any reason other than as described in Section 6(a) or 6(b) hereof; or

(d) Ten years after the Date of Grant.

In the event that the Optionee’s employment is terminated for cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement. For purposes of this provision, “cause” shall have the meaning set forth in any employment agreement to which the Company and the Optionee are parties or, if the Company and the Optionee are not parties to any such employment agreement, shall mean the Optionee shall have committed prior to termination of employment any of the following acts:

(i)	an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee’s duties or in the course of the Optionee’s employment;

(ii)	intentional wrongful damage to material assets of the Company;

(iii)	intentional wrongful disclosure of material confidential information of the Company;

(iv)	intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

(v)	intentional breach of any stated material employment policy of the Company.

This Agreement shall not be exercisable for any number of Option Shares in excess of the number of Option Shares for which this Agreement is then exercisable, pursuant to Section 3 or 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than 30 days unless otherwise approved by the Board.

7. Effect of Certain Transactions.

(a) In the event of a Change in Control (as defined below), the portion of the Option that is not otherwise exercisable shall become immediately exercisable upon a termination of Optionee’s employment by the Company without Cause, provided such termination of employment occurs within 360 days following consummation of such Change in Control.

(b) The following terms have the meanings specified below when used in this Section 7:

“Affiliate” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Change in Control” means and shall be deemed to occur if any of the following occurs:

(i)	the acquisition, after the Date of Grant, by an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Voting Securities of the Company then outstanding after giving effect to such acquisition; or

(ii)	individuals who, on the Date of Grant, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

(iii)	the Company is merged or consolidated or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the Voting Securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of Voting Securities of the Company immediately prior to such merger, consolidation or reorganization; or

(iv)

the Company sells or otherwise transfers all or substantially all of its assets to another corporation or legal entity, and as a result of such sale or transfer, less than a majority of the combined voting power of the then outstanding Voting Securities of such corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Securities of the Company immediately prior to such sale or transfer; or

(v)	approval by the Board or the shareholders of the Company of a complete or substantial liquidation or dissolution of the Company.

Notwithstanding the foregoing, (x) the initial public offering of the Company’s capital stock under the Securities Act of 1933, as amended, will not constitute a Change in Control and (y) unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred under clause (i) of the preceding paragraph solely because (A) the Company, any Affiliate of Wasserstein & Co., LP or of Highfields Capital Management LP, (B) a Subsidiary, (C) any one or more members of executive management of the Company or its Affiliates, (D) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary or (E) any combination of the persons or entities referred to in the preceding clauses (A) through (D) becomes the actual or beneficial owner (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Voting Securities of the Company, or files or becomes obligated to file a Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of Voting Securities of the Company, or because the Company reports that a change in control of the Company has or will occur in the future by reason of such beneficial ownership.

“Person” means any individual or legal entity, including any governmental entity or authority.

“Voting Securities” means, with respect to any corporation or other legal entity, securities of such corporation or other legal entity, the holders of which are entitled to vote (including by the execution of action by written consent) generally in the election of members of the board of directors (or comparable governing body) of such corporation or other legal entity.

8. Company’s Right of Repurchase.

(a) Exercise of Right. The Company shall have the right (the “Repurchase Right”) to repurchase some or all of the Option Shares which the Optionee has elected to exercise from the Optionee, upon the occurrence of any of the events specified in Section 8(b) below (each, a “Repurchase Event”). The Repurchase Right may be exercised by the Company within 180 days following the date of such Repurchase Event (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the shares, determined as provided in Section 8(c). The Company may assign the Repurchase Right to one or more Persons (as defined in Section 7(b)). Upon exercise of the Repurchase Right in the manner provided in this Section 8(a), the Optionee shall deliver to the Company the stock certificate or certificates representing the Option Shares being repurchased, duly endorsed and free and clear of any and all liens, charges, and encumbrances.

If Option Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Section 8 and Section 9 hereof.

(b) Company’s Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

(i)	The termination of the Optionee’s employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge, or resignation for any reason, whether voluntary or involuntarily; or

(ii)	The (x) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee, or (y) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, or (z) the Optionee being subject to a transfer of Option Shares by operation of law, except by reason of death.

(c) Determination of Fair Market Value. For purposes of this Section 8, the Fair Market Value of the Option Shares shall be determined as of the date of the Repurchase Event by the Board.

(d) Expiration of Company’s Repurchase Right. The Repurchase Right shall remain in effect until and shall terminate upon the closing of an Initial Public Offering.

9. Company’s Right of First Refusal.

(a) Exercise of Right. If, at a time other than within the period specified in Section 8(a) and without limiting any restrictions on transfer of any Option Shares set forth in the Stockholders Agreement, the Optionee desires to transfer all or any part of the Option Shares to any person other than the Company (an “Offeror”), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Optionee’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the “Company Option Shares”) specified in the Option Notice, such option to be exercisable by giving, within 20 days after receipt of the Option Notice, a written counter notice to the Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days after the date of delivery by the Company of such counter notice.

(b) Sale of Option Shares to Offeror. The Optionee may, for 30 days after the expiration of the 20-day option period as set forth in Section 9(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 9.

(c) Adjustments for Changes in Capital Structure. If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

(d) Failure to Deliver Option Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 9, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 9.

(e) Expiration of Company’s Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering.

10. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

11. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local, or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

12. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

13. Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding Options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company or (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Options so replaced.

14. Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Option Shares deliverable upon the exercise of this Option.

15. Lock-Up Agreement. The Optionee agrees that, if requested by the Company in connection with an Initial Public Offering, the Optionee will not sell, offer for sale, or otherwise dispose of the Option Shares for such period of time as is determined by the Board, provided that at least of the majority of the Company’s Directors and officers who hold Options or Common Shares at such time are similarly bound.

16. Mandatory Notice of Disqualifying Disposition of Option Shares Acquired Under An Incentive Stock Option. Without limiting any other provision hereof, the Optionee hereby agrees that if the Optionee disposes (whether by sale, exchange, gift, or otherwise) of any of the Option Shares within two (2) years of the Date of Grant or within one (1) year after the transfer of such share or shares to the Optionee, the Optionee shall notify the Company of such disposition in writing within thirty (30) days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such share or shares by the Optionee in connection therewith.

17. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall materially adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.

18. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

19. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

20. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Optionee, and the successors and assigns of the Company.

21. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

22. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

23. Securities Laws Compliance. The Optionee acknowledges that the Option will be held by the Optionee for investment for the Optionee’s own account and not with a view to, or for, resale, transfer, or distribution. The Optionee acknowledges that the Optionee has no intention of participating directly or indirectly in a distribution of the Option. The Optionee understands that prior to exercising the Option, the Optionee shall be required to reaffirm these representations and warranties as to the Option Shares that shall be issued upon exercise.

24. Compliance with Section 409A of the Code. The Plan and this Agreement are intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. This Agreement shall be treated in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of this Agreement that would cause a grant or any other payment under the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance). Notwithstanding the foregoing, nothing herein shall create any obligation by the Company to the Optionee should any grant or other payment fail to satisfy Section 409A of the Code.

END OF AGREEMENT